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Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          PEOPLES FINANCIAL CORPORATION
                       PURSUANT TO 18 U.S.C. Section 1350

I, Lauri A. Wood, Chief Financial Officer and Controller of Peoples Financial Corporation (the "Company"), hereby certify that the accompanying report on Form 10-K for the period ending December 31, 2003, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

BY: /s/ Lauri A. Wood
    ----------------------------------------
    Lauri A. Wood
    Chief Financial Officer

DATE: March 24, 2004